Exhibit 99.1

Bloom Energy Corporation Announces Proposed Convertible Senior Notes Offering

San Jose, CA, August 6, 2020—Bloom Energy Corporation (NYSE: BE) today announced its intention to offer, subject to market and other conditions, $135,000,000 aggregate principal amount of green convertible senior notes due 2025 (the “notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Bloom Energy also expects to grant the initial purchaser of the notes an option to purchase, for settlement within a period of 13 days from, and including, the date notes are first issued, up to an additional $15,000,000 principal amount of notes.

The notes will be senior, unsecured obligations of Bloom Energy, will accrue interest payable semi-annually in arrears and will mature on August 15, 2025, unless earlier repurchased, redeemed or converted. Noteholders will have the right to convert their notes in certain circumstances and during specified periods. Bloom Energy will settle conversions by paying or delivering, as applicable, cash, shares of its Class A common stock or a combination of cash and shares of its Class A common stock, at Bloom Energy’s election. The notes will be redeemable, in whole or in part, for cash at Bloom Energy’s option at any time, and from time to time, on or after August 21, 2023 and on or before the 26th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of Bloom Energy’s Class A common stock exceeds 130% of the conversion price for a specified period of time. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. The interest rate, initial conversion rate and other terms of the notes will be determined at the pricing of the offering.

Bloom Energy intends to use the net proceeds to offer to redeem a portion of its outstanding 10% Convertible Promissory Notes due 2021. Bloom Energy intends to use any remaining net proceeds not used for such redemption for other business purposes. In addition, Bloom Energy intends to allocate an amount equal to the net proceeds from the sale of the notes to refinance or finance, in whole or in part, new or on-going projects that meet the “Eligibility Criteria” as defined in the offering disclosure in respect of the notes.

The offer and sale of the notes and any shares of Class A common stock issuable upon conversion of the notes have not been, and will not be, registered under the Securities Act or any other securities laws, and the notes and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the notes or any shares of Class A common stock issuable upon conversion of the notes, nor will there be any sale of the notes or any such shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

About Bloom Energy

Bloom Energy’s mission is to make clean, reliable energy affordable for everyone in the world. The Company’s product, the Bloom Energy Server, delivers highly reliable and resilient, always-

on electric power that is clean, cost-effective, and ideal for microgrid applications. Bloom’s customers include many Fortune 100 companies and leaders in manufacturing, data centers, healthcare, retail, higher education, utilities, and other industries.

Forward-Looking Statements

This press release includes forward-looking statements, including statements regarding the completion, timing and size of the proposed offering, the intended use of the proceeds and the terms of the notes being offered. Forward-looking statements represent Bloom Energy’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Among those risks and uncertainties are market conditions, including market interest rates, the trading price and volatility of Bloom Energy’s Class A common stock and risks relating to Bloom Energy’s business, including those described in periodic reports that Bloom Energy files from time to time with the SEC. Bloom Energy may not consummate the proposed offering described in this press release and, if the proposed offering is consummated, cannot provide any assurances regarding the final terms of the offer or the notes or its ability to effectively apply the net proceeds as described above. The forward-looking statements included in this press release speak only as of the date of this press release, and Bloom Energy does not undertake to update the statements included in this press release for subsequent developments, except as may be required by law.

Contact Information

Investor Relations:

Mark Mesler

Bloom Energy

+1 (408) 543-1743

Mark.Mesler@bloomenergy.com

Media:

Erica Osian

Bloom Energy

+1 (401) 714-6883

Erica.Osian@bloomenergy.com